UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2023

Inspired Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36689	47-1025534
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 West 57th Street, Suite 415 New York, New York	10107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 565-3861

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	INSE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On December 20, 2023, the Company accepted the resignation of Mr. Stewart F.B. Baker as Executive Vice President, Chief Financial Officer and principal accounting officer of Inspired Entertainment, Inc. (the “Company”). Mr. Baker will remain available to assist the Company through 2024 pursuant to the terms of his employment agreement to ensure a smooth transition of his responsibilities.

(c) Effective December 20, 2023, the Board of Directors of the Company appointed Marilyn Jentzen, age 57, as the Interim Chief Financial Officer of the Company. Ms. Jentzen will also serve as the Company’s principal accounting officer.

Ms. Jentzen is a senior executive and consultant with over 30 years of experience leading efforts across finance and transformation for both public and private companies of all sizes. Ms. Jentzen spent 10 years, from 1998 to 2008, with Deloitte LLP in consulting, business operations and strategy, including leading strategic business financial planning and analysis and projects for the US Firm’s CFO office, and as the Controller for the Southeast region. In 2010, Ms. Jentzen joined Thomson Reuters Corporation, where she was responsible for operating strategy in global operations centers in Asia, India, Europe and Latin America. From 2014 to 2015, Ms. Jentzen served as Vice President of Finance of International Game Technology Inc, where she led all global accounting, internal audit and tax activities, including Securities and Exchange Commission reporting. Since 2015, Ms. Jentzen has been the Founder and CEO of Innovative Impact Consulting, leading global business transformation programs in the areas of Finance, Operations and Information Technology. Ms. Jentzen holds an MBA from The Wharton School of the University of Pennsylvania, with concentrations in accounting and operations, and a BS from the College of William and Mary.

There are no family relationships between Ms. Jentzen and any director or executive officer of the Company and there are no transactions between Ms. Jentzen and the Company that would be reportable under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On December 26, 2023, the Company issued a press release announcing the resignation of Stewart F.B. Baker as Chief Financial Officer and the appointment of Marilyn Jentzen as Interim Chief Financial Officer of the Company. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

99.1	Press Release of Inspired Entertainment, Inc., dated December 26, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 26, 2023	Inspired Entertainment, Inc.

	By:	/s/ Carys Damon
	Name:	Carys Damon
	Title:	General Counsel